UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 30, 2012
NAVARRE CORPORATION
(Exact name of Registrant as specified in its charter)

Minnesota (State or other jurisdiction of incorporation)	000-22982 (Commission File Number)	41-1704319 (I.R.S. Employer Identification No.)

7400 49th Avenue North, New Hope, MN 55428
(Address of principal executive offices)

Registrant’s telephone number, including area code: (763) 535-8333

Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01          Entry into a Material Definitive Agreement

On March 30, 2012, the Compensation Committee (the “Committee”) of the Board of Directors of Navarre Corporation (the “Company”) approved management’s Annual Incentive Plan Fiscal Year 2013 (the “Plan”), which is filed as Exhibit 10.1 to this report and incorporated into this Item 1.01 by reference. The Plan establishes criteria to be met in order for cash bonuses to be paid to the Company’s executive officers and other management employees.  Bonuses may be earned based on the achievement of certain Company financial objectives during the fiscal year ending March 31, 2013 (“Fiscal Year 2013”).  The annual “Bonus Pool” is the amount of money available for payout of bonuses as determined by the Compensation Committee based upon the aggregate bonus potential of all participants and the extent to which the Plan objectives have been achieved.  However, the Committee reserves the right to change, suspend, or discontinue the Plan at any time without prior notice to participants.

The Committee has selected the following financial objectives for Fiscal Year 2013: Board approved budgeted consolidated earnings before interest, depreciation and amortization and excluding stock based compensation expense (“Adjusted EBITDA”) and consolidated net sales targets, as indicated in the Plan, and, for certain subsidiary participants, Board approved subsidiary specific earnings and net sales targets.  Thresholds for the financial objectives payout will be attainment of 80% of target or greater for consolidated Adjusted EBITDA and 90% of target or greater for consolidated net sales, with payouts occurring between threshold and target on a sliding scale.  In addition, if consolidated Adjusted EBITDA exceeds the target, the Bonus Pool will be increased by 25% of the excess amount, and participants will share in the enhanced Bonus Pool on a pro-rata basis.  However, individual participant bonus payments under the Plan are capped at 150% of the participant’s target bonus.  The Committee believes that achievement of the target financial objectives will be challenging for the participants.

The Committee approved the following target bonus opportunities for our executive officers: Richard S Willis – 80% of base salary; and each of Joyce Fleck, Ward Thomas and Diane Lapp – 50% of base salary.  For the executive officers, total bonus is based 75% on achievement of consolidated Adjusted EBITDA and 25% on achievement of consolidated net sales.

The Committee also approved a maximum discretionary pool of $500,000.  The Committee may determine, in its discretion, to reward participants with exemplary performance during the fiscal year out of the discretionary pool whether or not financial objectives are achieved.

Item 9.01          Financial Statements and Exhibits

      (c)    Exhibits. The following exhibit is filed with this document:

Exhibit
10.1	Annual Incentive Plan Fiscal Year 2013

Table of Contents

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

NAVARRE CORPORATION
Dated: April 3, 2012	By:	/s/ Ryan F. Urness
		Name:	Ryan F. Urness
		Title:	General Counsel and Secretary

Exhibit Index

Exhibit No.	Description
10.1	Annual Incentive Plan Fiscal Year 2013